                                                                   EXHIBIT 99-A




                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549



                                  ----------



                                   FORM 11-K



                                  ----------



                                 ANNUAL REPORT


                       PURSUANT TO SECTION 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            THE LIBERTY CORPORATION
                          2000 WADE HAMPTON BOULEVARD
                        GREENVILLE, SOUTH CAROLINA 29602


                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                  ----------



                            THE LIBERTY CORPORATION
                        AND ADOPTING RELATED EMPLOYERS'
                               401(K) THRIFT PLAN



                            THE LIBERTY CORPORATION
                          2000 WADE HAMPTON BOULEVARD
                        GREENVILLE, SOUTH CAROLINA 29602



                                      -1-
                                      70

ITEM 1.  CHANGES IN THE PLAN

None.

ITEM 2.  CHANGES IN INVESTMENT POLICY

None.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN

Contributions under the Plan by The Liberty Corporation (the "Company") and its participating subsidiaries (the Company and the participating subsidiaries being collectively referred to as the "employers") are measured by reference to the employees' contributions which may be on a pre-tax or after-tax basis. Employer matching contributions are made only on pre-tax employee contributions in accordance with a formula set each year by the employer's board of directors. During 1996, the Company and all participating subsidiaries, contributed an amount equal to 100% of a participant's pre-tax contribution, up to a maximum of 3% of the participant's compensation.

Employer matching contributions totaling $2,193,000 in 1996, $2,127,000 in 1995, and $2,045,000 in 1994, were credited to the accounts of participating employees.


ITEM 4.  PARTICIPATING EMPLOYEES

There were 1,921 enrolled participants in the Plan as of December 31, 1996.



                                      -2-

ITEM 5.  ADMINISTRATION OF THE PLAN

(a) Parties responsible for the administration of the Plan are: (1) the Plan Committee, made up of at least three members named by the Company, (2) the Trustee and (3) the Plan Administrator which is named by the Plan Committee.

         The Plan Committee is responsible for the administration and operation of the Plan, except as to responsibilities which have been specifically assigned to the Trustee, to an Investment Manager, or to the Plan Administrator. Present members of the Plan Committee are employed by The Liberty Corporation or its subsidiaries and include the following:


                  Artie L. Bedard
                  William C. Bischoff
                  Mary Anne Bunton
                  Joel Conrad
                  Susan Cyr
                  Faith E. Gibson
                  Harold W. Huffstetler, Jr.
                  Kenneth W. Jones
                  Kenneth N. Keller
                  Quentin Kennedy
                  Douglas W. Kroske
                  Susan W. Mink
                  Pamela A. Purvis
                  Samuel H. Schaeffer
                  G. Neil Smith
                  Sandra Carpenter Thompson
                  Evon A. Trotter
                  Stephen Watkins, Jr.




                                      -3-
                                      72

         The Trustee is responsible for the management, investment and control of the assets of the Trust established by the Plan, and for the disbursements of benefits therefrom, except to the extent that the Trustee may be relieved of investment responsibility by the appointment of an Investment Manager or by direction of the Plan Committee. The present Trustee is Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102. Wachovia Bank of NC, N.A., is also trustee under Profit-Sharing Plans maintained by the Company and its subsidiaries for employees. Neuberger & Berman Pension Management, Inc. ("Neuberger & Berman") is Investment Manager of a portion of the Common Stock Fund, one of the four funds comprising the Plan (see page 9, Notes to Financial Statements Description of Plan for further details). Neuberger & Berman's address is 522 Fifth Avenue, New York, New York 10036. Hellman, Jordan Management Company, Inc. ("Hellman, Jordan") is also Investment Manager of a portion of the Common Stock Fund. Their address is P.O. Box 389, Boston, MA 02101. Wachovia has investment responsibility for one of the Plan's other three funds, The Liberty Corporation Stock Fund. Liberty Capital Advisors, Inc., a subsidiary of the Company and a participating employer of the Plan, was given investment responsibility of the Plan's Money Market Fund, effective January 1, 1988 and of the Plan's Intermediate Bond Fund, effective July 1, 1990. Liberty Capital Advisor's address is Post Office Box 789, Greenville, South Carolina 29602.

         The Plan Administrator is currently an Administrative Committee which is responsible for the daily administration and operational functions of the Plan, including filing all reports with governmental agencies, providing Plan participants with information, preparing year-end reports to participants, maintaining all required records, interpreting the provisions of the Plan and settling disputes over the rights of employees, participants and beneficiaries. Present members of the Administrative Committee are employed by The Liberty Corporation and are stated as follows:

                  Mary Anne Bunton
                  Susan E. Cyr

(b) For the year ended December 31, 1996, expenses of administration of the Plan of approximately $384,000, including fees and expenses of the Trustee and two of the Investment Managers, Neuberger & Berman and Hellman, Jordan, were paid out of the assets of the Plan. Expenses of Liberty Capital Advisors were paid by the employers rather than out of the Plan assets.

ITEM 6.  CUSTODIAN OF INVESTMENTS

(a) Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102 serves as Trustee of the Plan and the assets of the Plan.

(b) The Trustee received compensation from the assets of the Plan of $40,041 during the year ended December 31, 1996.

(c)      No bond was furnished by the custodian (Wachovia).

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES

Each Plan participant receives a quarterly statement showing the balance in his Plan account (including a breakdown of the amounts invested in each investment medium offered), amounts contributed by him and by his Employer, dividends, interest and other gains credited to his account, any amounts forfeited or otherwise charged against his account, and additional shares purchased if the employee has elected to have some or all of his and his Employer's contributions invested in the Company's stock. These individualized reports, a copy of the proxy statement and a copy of the annual report are the reports that were distributed to Plan participants during the year ended December 31, 1996.



                                      -4-

ITEM 8.  INVESTMENT OF FUNDS

(a) Employee contributions and matching Employer contributions may be invested in increments of 25% in: the Liberty Corporation Stock Fund, which consists solely of Company common stock; the Money Market Fund, which consists of various money market instruments and U.S. Government securities; the Intermediate Bond Fund, which consists of intermediate
         - term government and good quality corporate bonds; or the Common Stock Fund, which consists of high quality common stock or securities convertible into common stock, other than Company stock. For the years ended December 31, 1996, 1995, and 1994, there were no brokerage commissions paid by the Plan for the Intermediate Bond Fund and the Money Market Fund, but there were brokerage commissions paid by the Plan for the Common Stock Fund.

(b) No brokerage transactions effected for the Plan, during the three years ended December 31, 1996, were directed to brokers because of research services provided.


ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS
                                                                                                          Page No.
                                                                                                          --------
(a)      Financial Statements
           Report of Independent Auditors                                                                    6
           (The Consent of Independent Auditors is Exhibit 24 of
           the Form 10-K of which this report is also an exhibit.)

         Statements of Net Assets Available for Plan Benefits -
           December 31, 1996 and 1995                                                                        7

         Statements of Changes in Net Assets Available for Plan
           Benefits - For the Years Ended December 31, 1996 and 1995                                         8

         Notes to Financial Statements - December 31, 1996                                              9 - 13

         Schedule of Assets Held for Investment - December 31, 1996                                    14 - 15

         Schedule of Transactions or Series of Transactions in Excess
           of 5% of the Current Value of Plan Assets - December 31, 1996                                    16

         Schedule of Assets Held for Investment Purposes that were
           Both Acquired and Disposed of within the Plan Year - December 31, 1996                           17

(b)      Exhibits

         None



                                      -5-

                         REPORT OF INDEPENDENT AUDITORS



To the Administrative Committee of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan and Board of Directors
The Liberty Corporation

We have audited the accompanying statements of net assets available for plan benefits of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1996, transactions or series of transactions in excess of 5% of the current value of plan assets for the year ended December 31, 1996 and assets held for investment purposes that were both acquired and disposed of within the plan year ended December 31, 1996 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Ernst & Young LLP

March 5, 1997

                                      -6-
                                      75

                      THE LIBERTY CORPORATION AND ADOPTING
                     RELATED EMPLOYER'S 401(K) THRIFT PLAN

   STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION

                           DECEMBER 31, 1996 AND 1995
                                 (In Thousands)


                                                                       DECEMBER 31, 1996
                                                                       FUND INFORMATION
                                                     ----------------------------------------------------------
                                                        LIBERTY       MONEY    COMMON   INTERMEDIATE
                                                        STOCK        MARKET    STOCK       BOND
                                                        FUND          FUND      FUND       FUND          TOTAL
                                                     -----------------------------------------------------------
ASSETS
CASH                                                       $80         $--         $--         $--         $80
INVESTMENTS:
   AT FAIR VALUE (NOTE1)
   SHORT  -TERM  INVESTMENTS(TOTAL COST OF $16,565
     IN 1996 AND $10,032 IN 1995)                           56      10,139       4,718       1,652      16,565
   THE  LIBERTY CORPORATION COMMON  STOCK (TOTAL
     COST OF $9,310 IN 1996  AND $9,049 IN 1995)        14,077          --          --          --      14,077
   OTHER COMMON STOCKS (TOTAL  COST  OF $24,395
     IN 1996 AND $21,429 IN 1995)                           --          --      33,392          --      33,392
   SECURITIES OF US GOVERNMENT AND AGENCIES
     (TOTAL COST OF $2,340 IN 1996 AND $5,327 IN
       1995)                                                --          --          --       2,314       2,314
   CORPORATE BONDS (TOTAL COST OF $901 IN 1996              --
      AND $258 IN 1995                                      --          --          --         895         895
   CORPORATE COLLATERALIZED MORTGAGE
     OBLIGATIONS (TOTAL COST OF $694 IN 1996 AND
      $193 IN 1995)                                         --          --          --         710         710
   CORPORATE ASSET-BACKED SECURITIES (TOTAL COST
     OF $1,706 IN 1996 AND $510 IN 1995)                    --       1,476          --         222       1,698
   REAL ESTATE INVESTMENT TRUST (TOTAL COST OF
      $228 IN 1996 AND 1995)                                --          --         301          --         301
DUE FROM BROKER FOR SECURITIES SOLD                        150          --          54          --         204
PARTICIPANT LOANS RECEIVABLE                             1,140       1,082       1,903         186       4,311
ACCRUED INVESTMENT INCOME                                   68          48          80          49         245
                                                     ---------------------------------------------------------
TOTAL ASSETS                                            15,571      12,745      40,448       6,028      74,792

LIABILITIES
   ACCRUED EXPENSES                                         23          24          47          12         106
   DUE TO BROKER FOR SECURITIES PURCHASED                   --          --          --          --          --
                                                     ---------------------------------------------------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                 $15,548     $12,721     $40,401     $ 6,016     $74,686
                                                     =========================================================



                                                                         DECEMBER 31, 1995
                                                                          FUND INFORMATION
                                                     ---------------------------------------------------------
                                                         LIBERTY   MONEY     COMMON   INTERMEDIATE
                                                          STOCK    MARKET     STOCK       BOND
                                                           FUND    FUND       FUND        FUND        TOTAL
                                                     ---------------------------------------------------------
CASH                                                       $80         $--         $--          $--         $1
INVESTMENTS:
   AT FAIR VALUE (NOTE1)
   SHORT  -TERM  INVESTMENTS(TOTAL COST OF $16,565
     IN 1996 AND $10,032 IN 1995)                            9       8,405         605        1,013     10,032
   THE  LIBERTY CORPORATION COMMON  STOCK (TOTAL
     COST OF $9,310 IN 1996  AND $9,049 IN 1995)        12,320          --          --           --     12,320
   OTHER COMMON STOCKS (TOTAL  COST  OF $24,395
     IN 1996 AND $21,429 IN 1995)                           --          --      26,878           --     26,878
   SECURITIES OF US GOVERNMENT AND AGENCIES
     (TOTAL COST OF $2,340 IN 1996 AND $5,327 IN
       1995)                                                --       1,757          --        3,521      5,278
   CORPORATE BONDS (TOTAL COST OF $901 IN 1996
      AND $258 IN 1995                                      --          --          --          253        253
   CORPORATE COLLATERALIZED MORTGAGE
     OBLIGATIONS (TOTAL COST OF $694 IN 1996 AND
      $193 IN 1995)                                         --          --          --          206        206
   CORPORATE ASSET-BACKED SECURITIES (TOTAL COST
      OF $1,706 IN 1996 AND $510 IN 1995)                    --        505          --           --        505
   REAL ESTATE INVESTMENT TRUST (TOTAL COST OF
      $228 IN 1996 AND 1995)                                --          --         243           --        243
DUE FROM BROKER FOR SECURITIES SOLD                         --          --          61            5         66
PARTICIPANT LOANS RECEIVABLE                               869         916       1,483          121      3,389
ACCRUED INVESTMENT INCOME                                   63          86          51           41        241
                                                     ---------------------------------------------------------
TOTAL ASSETS                                            13,261      11,669      29,322        5,160     59,412

LIABILITIES
   ACCRUED EXPENSES                                         17          18          34            8         77
   DUE TO BROKER FOR SECURITIES PURCHASED                   --          --          --           --         --
                                                     ---------------------------------------------------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                 $13,244     $11,651     $29,288       $5,152    $59,335
                                                     =========================================================




SEE NOTES TO FINANCIAL STATEMENTS.


                                      -7-

                      THE LIBERTY CORPORATION AND ADOPTING
                     RELATED EMPLOYERS' 401(K) THRIFT PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                                 (In Thousands)

                                                                             1996
                                                                       FUND INFORMATION
                                                 -------------------------------------------------------------

                                                 LIBERTY       MONEY         COMMON     INTERMEDIATE
                                                  STOCK        MARKET        STOCK          BOND
                                                  FUND          FUND          FUND          FUND         TOTAL
                                                 -------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO :
INVESTMENT INCOME
   NET REALIZED AND UNREALIZED APPRECIATION
(DEPRECIATION) IN FAIR VALUE OF INVESTMENTS         $1,993         $(29)      $7,141          $(42)     $9,063
   DIVIDENDS:
     THE LIBERTY CORPORATION COMMON STOCK              265           --           --            --         265
     OTHER COMMON STOCKS                                --            1          528            --         529
   INTEREST ON SECURITIES                                5          641          165           345       1,156
   INTEREST ON PARTICIPANT LOANS                        73           42          150            20         285
   MISCELLANEOUS                                        --           --            1            --           1
                                                 -------------------------------------------------------------
     TOTAL INVESTMENT INCOME                         2,336          655        7,985           323      11,299

OTHER INCOME                                             1           15           11             5          32

CONTRIBUTIONS
   EMPLOYER                                            436          363        1,143           251       2,193
   PARTICIPANTS                                        800          599        2,253           473       4,125
                                                 -------------------------------------------------------------
     TOTAL CONTRIBUTIONS                             1,236          962        3,396           724       6,318

TRANSFERS FROM OTHER QUALIFIED PLANS                    54        1,118          861           375       2,408
                                                 -------------------------------------------------------------
TOTAL ADDITIONS                                      3,627        2,750       12,253         1,427      20,057

DEDUCTIONS FROM NET ASSETS
   ATTRIBUTED TO:
   BENEFITS PAID TO PARTICIPANTS                      (801)      (1,412)      (1,679)         (430)     (4,322)
   ADMINISTRATION  EXPENSES                            (32)         (46)        (289)          (17)       (384)
                                                 -------------------------------------------------------------
TOTAL DEDUCTIONS                                      (833)      (1,458)      (1,968)         (447)     (4,706)

INTERFUND TRANSFERS (NET)                             (490)        (222)         828          (116)         --

INCREASE (DECREASE) IN NET ASSETS
   AVAILABLE FOR PLAN BENEFITS                       2,304        1,070       11,113           864      15,351
NET ASSETS AVAILABLE FOR PLAN BENEFITS
   AT BEGINNING OF YEAR                             13,244       11,651       29,288         5,152      59,335
                                                 -------------------------------------------------------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS
   AT END OF YEAR                                  $15,548      $12,721      $40,401        $6,016     $74,686
                                                 =============================================================





                                                                             1995
                                                                       FUND INFORMATION
                                                 -------------------------------------------------------------
                                                  LIBERTY        MONEY        COMMON     INTERMEDIATE
                                                   STOCK         MARKET        STOCK         BOND
                                                    FUND          FUND         FUND          FUND         TOTAL
                                                 -------------------------------------------------------------
ADDITIONS TO NET ASSETS ATTRIBUTED TO :
INVESTMENT INCOME
   NET REALIZED AND UNREALIZED APPRECIATION
(DEPRECIATION) IN FAIR VALUE OF INVESTMENTS         $3,028          $54       $7,047          $254     $10,383
   DIVIDENDS:
     THE LIBERTY CORPORATION COMMON STOCK              244           --           --            --         244
     OTHER COMMON STOCKS                                --           --          372            --         372
   INTEREST ON SECURITIES                                2          634           94           280       1,010
   INTEREST ON PARTICIPANT LOANS                        62           40          109            18         229
   MISCELLANEOUS                                        --           --           --             2           2
                                                 -------------------------------------------------------------
     TOTAL INVESTMENT INCOME                         3,336          728        7,622           554      12,240

OTHER INCOME

CONTRIBUTIONS
   EMPLOYER                                            460          443          970           254       2,127
   PARTICIPANTS                                        851          725        1,844           481       3,901
                                                 -------------------------------------------------------------
     TOTAL CONTRIBUTIONS                             1,311        1,168        2,814           735       6,028

TRANSFERS FROM OTHER QUALIFIED PLANS                     3           39           16             6          64
                                                 -------------------------------------------------------------

TOTAL ADDITIONS                                      4,650        1,935       10,452         1,295      18,332

DEDUCTIONS FROM NET ASSETS
   ATTRIBUTED TO:
   BENEFITS PAID TO PARTICIPANTS                    (1,020)      (1,626)      (1,911)         (440)     (4,997)
   ADMINISTRATION  EXPENSES                            (23)         (32)        (218)          (12)       (285)
                                                 -------------------------------------------------------------

TOTAL DEDUCTIONS                                    (1,043)      (1,658)      (2,129)         (452)     (5,282)

INTERFUND TRANSFERS (NET)                             (249)         373          122          (246)         --

INCREASE (DECREASE) IN NET ASSETS
   AVAILABLE FOR PLAN BENEFITS                       3,358          650        8,445           597      13,050
NET ASSETS AVAILABLE FOR PLAN BENEFITS
   AT BEGINNING OF YEAR                              9,886       11,001       20,843         4,555      46,285
                                                 -------------------------------------------------------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS
   AT END OF YEAR                                  $13,244      $11,651      $29,288       $ 5,152     $59,335
                                                 =============================================================




SEE NOTES TO FINANCIAL STATEMENTS.


                                      -8-

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting records of the Plan are maintained on the accrual basis. Investments are carried in the financial statements at market value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year; investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices. The difference between proceeds received and the cost of investments sold is recognized as realized gains (losses) in the statements of changes in net assets available for plan benefits. Cost is determined based on the average cost method for The Liberty Corporation (the "Company") stock, and the first-in, first-out basis for other investments. The net change in the aggregate market value of investments is reflected in the statements of net assets available for plan benefits as unrealized gains (losses). Reclassifications have been made in the 1995 statements to conform to the 1996 presentation.


2.       DESCRIPTION OF THE PLAN

         The Plan was first offered to eligible employees beginning January, 1982. Effective July 1, 1985, the Plan was amended to include a provision for a "qualified cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code, to provide for the merger and consolidation of the Cosmos Broadcasting Corporation Thrift and Investment Plan into the Company's Plan and to rename the Plan "The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan". Any employee of the Company or participating subsidiaries who
         (a) is at least 21 years old, (b) works a minimum of 500 hours per year and (c) has completed at least one year of service in which they worked at least 1,000 hours is eligible to participate in the Plan. Subsidiaries of the Company presently participating in the Plan consist of Liberty Life Insurance Company, Special Services Corporation, Cosmos Broadcasting Corporation, Liberty Capital Advisors, Inc., Liberty Properties Group, Inc., Liberty Insurance Services Corporation, Liberty Investment Group, Inc., and Pierce National Life Insurance Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Administrative costs of the Plan incurred are paid either out of Plan assets or by the Company or its subsidiaries.

         Participation in the Plan is voluntary and eligible employees may elect to contribute up to a total of 13% of their compensation on either a pre-tax or after-tax basis, or a combination of both, through payroll deductions. Each participating employer makes matching contributions on pre-tax employee contributions of up to 3% of each employee participants' annual compensation. The matching percentage may be changed by resolution of the Board of Directors of a participating company, effective at the beginning of any plan year (January 1).

         Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and
         (b) Plan earnings, and is charged with an allocation of administrative expenses. Allocations are based on participant contributions or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future company contributions.

         The Plan is comprised of four separate funds with different investment alternatives. The Liberty Corporation Stock Fund ("Liberty Stock Fund") invests in the common stock of The Liberty Corporation. The Money Market Fund invests in certificates of deposit, government securities and other money market instruments. The Intermediate Bond Fund invests in intermediate term government and good quality corporate bonds with three year to seven year average maturity. The Common Stock Fund invests in common stock, or securities convertible into common stock, other than The Liberty Corporation stock. Certain investments in the Money Market Fund and idle investments waiting to be invested in stock in The Liberty Stock Fund, Intermediate Bond Fund, and Common Stock Fund are invested in short-term investments.

         Employee participants may elect to invest their contributions in increments of 25% in any fund. Beginning January 1, 1993, the plan was changed to provide for the quarterly transfers of a participant's or former participant's future and/or existing account balances under the plan. Matching employer contributions will be invested in the same way as the employee's pre-tax contributions upon which they are based. At December 31, 1996, there were 1,921 active participants in the Plan of whom 939, 803, 642 and 1,606 were electing to invest, either wholly or partially, in the Liberty Stock Fund, Money Market Fund, Intermediate Bond Fund and Common Stock Fund, respectively.


                                      -9-
                                      78

         Amounts credited to a participant's employee account, either before tax or after tax, are fully vested at all times. Amounts credited to a participant's employer matching account vest based on the total number of years of service (as defined under the Plan) with the Company or its related employers:


           NUMBER OF YEARS                 PERCENTAGE
             OF SERVICE                    OF VESTING
           ---------------                 ----------
         Less than 3 years                      ---
                   3 years                      25%
                   4 years                      50%
                   5 years                      75%
                   6 years                     100%

         All amounts credited to a participant's employee (before tax or after tax) and employer matching accounts are fully vested upon termination of employment due to a participant's death, total disability or retirement, or after a participant has completed six or more years of service.

         A participant who has completed less than six years of service and is terminated for any reason other than those mentioned above forfeits the non-vested amounts in his employer matching account. All amounts credited to the employee's account (before tax or after tax) and all vested amounts credited to the employer's matching account are distributable upon termination.

         The Plan allows participants to obtain loans, within stated limits, from the vested portion of their account balance. Repayment is required over a period not to exceed five years, unless the loan is used for the purchase of a principal residence. Interest is charged on outstanding loans at a rate determined by the plan administrator.




                                      -10-
                                      79

3.       INVESTMENTS

         During 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $9,063,000 and $10,383,000, respectively, as follows:

                                         NET APPRECIATION
                                        (DEPRECIATION) IN              MARKET
                                        FAIR VALUE DURING             VALUE AT
                                               YEAR                 END OF YEAR
                                        ----------------------------------------
                                                       ($000'S)
 YEAR ENDED DECEMBER 31, 1996
 ---------------------------
 Short-term investments                       $--                       $16,565
 The Liberty Corporation
   common stock                             1,993                        14,077
 Other common stock                         7,083                        33,392
 U.S. Government and
   agency securities                          (47)                        2,314
 Corporate bonds                               (2)                          895
 Collateralized mortgage obligations            4                           710
 Corporate Asset-Backed Securities            (27)                        1,698
 Real Estate Investment Trust                  59                           301
                                          =======                       =======
                                          $ 9,063                       $69,952
                                          =======                       =======

 YEAR ENDED DECEMBER 31, 1995
-----------------------------                                         ---------

 Short-term investments                      $---                       $10,032
 The Liberty Corporation
   common stock                             3,028                        12,320
 Other common stock                         7,032                        26,878
 U.S. Government and
   agency securities                          306                         5,278
 Corporate Bonds                               (5)                          253
 Collateralized mortgage obligations           12                           206
 Corporate Asset-Backed Securities             (5)                          505
 Real Estate Investment Trust                  15                           243
                                        ---------                     ---------
                                          $10,383                       $55,715
                                        =========                     =========


The market value of individual investments that represent 5% or more of the Plan's total assets are as follows:

                                                        DECEMBER 31,
                                                    1996          1995
                                                 -------------------------
                                                         ($000'S)
Wachovia Short-Term Investment Fund               $ 16,565       $ 10,032

The Liberty Corporation Common Stock                14,077         12,320
   (358,652 shares and 365,042 shares
   in 1996 and 1995, respectively)


4.       INCOME TAX STATUS

         The Plan is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974. The Plan has received a determination letter dated August 11, 1994 from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and the related trust is not subject to income taxation. The Plan is required to operate in conformity with the Internal Revenue Code to maintain its qualification. The Plan Committee is not aware of any course of action or events that have occurred that might adversely affect the Plan's qualified status.


                                     -11-

5.       SOURCES OF CONTRIBUTIONS

         The sources of contributions for the two years ended December 31, 1996, consist of the following:


                                                     1996      1995
                                                     ---------------
                                                         ($000'S)
          Employer:

            The Liberty Corporation                    $301     $125
            Liberty Life Insurance Company              987    1,113
            Cosmos Broadcasting Corporation             670      497
            Special Services Corporation                  7        5
            Liberty Capital Advisors, Inc.               19       13
            Liberty Properties Group, Inc.               37       37
            Pierce National Life Insurance Co.           49       80
            Liberty Investment Group, Inc.               17       19
            Liberty Insurance Services Corporation      106      238
                                                      ---------------

              Total Employer Contributions            2,193    2,127
                                                      ---------------

          Employee:
            The Liberty Corporation                     614      263
            Liberty Life Insurance Company            1,804    2,017
            Cosmos Broadcasting Corporation           1,275      901
            Special Services Corporation                  9        8
            Liberty Capital Advisors, Inc.               46       38
            Liberty Properties Group, Inc.               71       73
            Pierce National Life Insurance Co.           99      151
            Liberty Investment Group, Inc.               32       36
            Liberty Insurance Services Corporation      175      414
                                                     ---------------

              Total Employee Contributions            4,125    3,901
                                                     ---------------

              Total Contributions                    $6,318   $6,028
                                                     ===============



         Forfeitures of non-vested balances in employer accounts of $107,000 in 1996 and $112,000 in 1995 were used to reduce employer contributions. Additionally, amounts contributed by the employer during 1996 and 1995 included non-cash contributions of the Company's common stock which had a market value, at date of contribution, of $141,000 and $1,561,000, respectively. All other employer contributions were made in cash.








                                      -12-
                                       81

6.       PRIORITIES ON TERMINATION OF PLAN

         In the event that the Plan is terminated, all expenses will be paid and the accounts of the affected participants will be proportionately adjusted to reflect such expenses and all contributions and withdrawals up to the date of termination. The Plan will then be revalued and each participant will be paid all amounts credited to his accounts. The accounts of all participants become fully vested as of the date of termination.

         An exception to this method of distribution at termination is made for the case in which termination is due to revocation of the Plan's exemption from income taxes under Section 401 of the Internal Revenue Code. In that case, all contributions, including those made by the employer, would be returned to the respective contributors.


7.       TRANSACTIONS WITH PARTIES-IN-INTEREST

         During 1996 and 1995, the Plan purchased and sold securities of parties-in-interest as summarized below:

                                                                       1996                               1995
                                                         ---------------------------------------------------------------------
                                                            SHARES OR                          SHARES OR
                                                            PRINCIPAL                          PRINCIPAL
                                                             AMOUNT             COST            AMOUNT             COST
                                                         ---------------------------------------------------------------------
                                                                        (In $000's, except number of share data)

          Common Stock of The Liberty Corporation:
                    Purchases                                  33,460           $1,108            88,696          $ 2,535
                    Sales                                      38,918              823            78,484            1,910
          Short-term investments of Plan Trustee
          (Wachovia Bank & Trust Co., N.A.):
                    Purchases                                  37,989           37,989            26,313           26,313
                    Sales                                      31,457           31,457            22,410           22,410

         The Plan also received dividends of $265,000 in 1996 and $244,000 in 1995 from The Liberty Corporation and interest of $657,000 in 1996 and $499,000 in 1995 from a short-term investment fund sponsored by the Plan trustee.

         Liberty Capital Advisors, Inc., a subsidiary of The Liberty Corporation and a participating employer in the Plan, was given investment responsibility of the Money Market Fund effective January 1, 1988 and the Intermediate Bond Fund effective July 1, 1990. All expenses for services performed by Liberty Capital Advisors, Inc. were paid by the participating employers.


8.       AMOUNTS PAYABLE TO WITHDRAWN PARTICIPANTS

         At December 31, 1996 and 1995, amounts payable to withdrawn participants totaled $1,391,000 and $807,000, respectively. These amounts were disbursed in the first quarter of the following year.


9.       SUBSEQUENT EVENT

         On February 25, 1997, The Liberty Corporation announced that, effective April 1, 1997, it would merge the net assets of the Plan with The Liberty Corporation Profit Sharing Plan (for all participants other than those related to Cosmos Broadcasting Corporation) and the Cosmos Broadcasting Corporation Profit Sharing Retirement Plan (for all applicable Cosmos participants). The merged plans will provide expanded investment selections and will retain the voluntary contribution, matching contribution, and profit sharing features of the predecessor plans. The Liberty Corporation will submit the revised plans to the Internal Revenue Service to obtain a determination letter that the plans, as amended and restated, are qualified under section 401 of the Internal Revenue Code.



                                      -13-
                                       82

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                           ASSETS HELD FOR INVESTMENT
                                DECEMBER 31, 1996
                    (IN $000'S EXCEPT NUMBER OF SHARES DATA)

             PRINCIPAL AMOUNT
            NAME OF ISSUER AND                                                      OF BONDS & NOTES,   PURCHASE  MARKET
            TITLE OF EACH ISSUE                                                     NUMBER OF SHARES      PRICE    VALUE
----------------------------------------------------                                ----------------      -----    -----
Short-Term Investments
   Wachovia Short-Term Investment Fund                                                      $ 16,565   $16,565   $16,565
COMMON STOCKS
   The Liberty Corporation                                                                   358,652     9,310    14,077
OTHER COMMON STOCKS
    Boeing Co.                                                                                   336        18        36
    McDonnell Douglas Corp.                                                                   12,000       232       788
    Chrysler Corp.                                                                            33,000       766     1,089
    Ford Motor Co.                                                                            10,000       311       323
    General Motors Corp.                                                                      16,000       750       892
    Bank of Boston Corp.                                                                      12,500       659       803
    BankAmerica Corp.                                                                          2,500       202       249
    Chase Manhattan Corp.                                                                      4,300       298       384
    Citicorp                                                                                  14,000       550     1,442
    Wells Fargo & Company                                                                      3,000       671       809
    Pepsico, Inc.                                                                              4,200       128       123
    Du Pont De Nemours & Co E I                                                                9,500       646       894
    IMC Global                                                                                24,000       922       939
    Union Carbide                                                                             17,000       734       695
    Cisco Systems Inc.                                                                         5,900       234       375
    Compaq Computer Corp.                                                                     18,200       939     1,354
    International Business Machines Corp                                                       6,000       559       909
    Silicon Graphics                                                                           8,800       201       224
    Microsoft Corp                                                                             4,600       139       380
    Colgate Palmolive Co.                                                                      8,500       567       784
    Allied Signal Inc.                                                                         5,400       336       362
    Amgen Inc.                                                                                 6,500       378       353
    SmithKline Beecham P L C                                                                  14,000       701       952
    Rockwell International                                                                     8,000       267       487
    Ucar International Inc.                                                                   20,000       562       752
    Intel Corp.                                                                                4,000       279       524
    Circus Circus Enterprises, Inc.                                                            5,000       165       172
    Time Warner Inc.                                                                          14,000       512       525
    Countrywide CR Inds Inc.                                                                  30,000       684       859
    Merrill Lynch & Co Inc.                                                                   12,000       438       978
    Paine Webber Group Inc.                                                                   10,300       197       290
    Travelers Group Inc.                                                                      11,000       252       499
    Tupperware Corporation                                                                    17,000       650       912
    Exel Limited                                                                              20,000       741       757
    MBIA Inc.                                                                                  8,500       464       861
    Baxter International Inc.                                                                 15,000       492       615
    Columbia/HCA Healthcare Corp.                                                             25,500       554     1,039
    Value Health Inc.                                                                          7,900       278       154
    Homestake Mining Co.                                                                      16,500       236       235
    Newmont Mining Co.                                                                         7,500       359       336
    First USA Inc.                                                                            24,000       410       831
    Atlantic Richfield Co.                                                                     4,400       495       583
    Chevron Corp.                                                                              4,200       266       273
    Texaco Inc.                                                                                4,400       342       432
    Cabot Corporation                                                                         30,000       793       754
    Kimberly Clark Corporation                                                                11,700       642     1,114
    Illinois Cent Corp.                                                                       24,000       713       768
    Officemax Inc.                                                                            18,600       244       200
    Rite-Aid Corp.                                                                            20,000       400       795
    Airtouch Communications Inc.                                                              32,000       828       808
    Bell Atlantic Corp,                                                                        4,500       276       291
    Nokia Corp.                                                                                3,900       139       225
    Worldcom Inc. GA                                                                           5,600       135       146
    Phillip Morris Cos. Inc.                                                                   7,000       449       791
    UST Inc.                                                                                   7,000       192       227
                                                                                                       -----------------
TOTAL OTHER COMMON STOCK                                                                                24,395    33,392

                                      -14-
                                       83

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                     ASSETS HELD FOR INVESTMENT (CONTINUED)
                                DECEMBER 31, 1996
                    (IN $000'S EXCEPT NUMBER OF SHARES DATA)

                                                                PRINCIPAL AMOUNT
             NAME OF ISSUER AND                                 OF BONDS & NOTES,  PURCHASE     MARKET
             TITLE OF EACH ISSUE                                 NUMBER OF SHARES   PRICE       VALUE

SECURITIES OF UNITED STATES GOVERMENT & AGENCIES
  Federal Home Loan Banks Cons DB 6.65% Due 2/25/1997                  250,000       259         251
  Federal National Mortgage Assn. Deb 6.10% Due 2/10/2000              500,000       516         498
  Federal Home Loan Mortgage Corp. 7.00% Due 5/15/2020                  98,028        94          98
  Federal Home Loan Mortgage Corp. 7.00% Due 4/15/2002                 400,000       416         404
  Federal Home Loan Mortgage Corp. 6.00% Due 11/15/2006                350,000       334         345
  Federal National Mortgage Assn. 7.00% Due 8/25/2005                  127,000       121         129
  Federal National Mortgage Assn. 6.25% Due 9/25/2007                  300,000       296         294
  Federal National Mortgage Assn. 6.00% Due 4/25/2001                  300,000       304         295
                                                                                 -------------------

TOTAL SECURITIES OF UNITED STATES GOVERNMENT & AGENCIES                            2,340       2,314

CORPORATE BONDS
  Mississippi Home Corp. 8.81% due 9/15/2011                           250,000       258         252
  Ford Motor Company 5.75% Due 1/25/2001                               150,000       150         145
  General Motors Acceptance Corp. 5.625% Due 2/1/1999                  200,000       196         198
  Merrill Lynch 6.52% Due 2/15/2001                                    300,000       297         300
                                                                                 -------------------
TOTAL CORPORATE BONDS                                                                901         895

COLLATERALIZED MORTGAGE OBLIGATIONS
  Green Tree Financial Corp. 7.85% Due 8/15/2025                       500,000       501         507
  Prudential Home Mtg. Secs Co. 7.75% Due 10/25/2024                   200,000       193         203
                                                                                 -------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS                                            694         710

CORPORATE ASSET-BACKED SECURITIES
  Chase Manhattan Grantor Trust 5.20% Due 4/15/2002                    706,400       706         699
  Signet Master TR 5.25% Due 4/15/2000                               1,000,000     1,000         999
                                                                                 -------------------

TOTAL CORPORATE ASSET-BACKED SECURITIES                                            1,706       1,698

REAL ESTATE INVESTMENT TRUST
  Liberty Properties Trust                                              11,700       228         301
                                                                                 -------------------

      TOTAL INVESTMENTS                                                          $56,139     $69,952
                                                                                 =======     =======







                                      -15-
                                       84

  THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF
               PLAN ASSETS FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN $000'S, EXCEPT NUMBER OF SHARES DATA)


CATEGORY (III) - SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
-----------------------------------------------------------------------------

                                                                                                   PURCHASE   SALES    EXPENSES
     PARTY INVOLVED                          DESCRIPTION OF ASSETS                                  PRICE     PRICE    INCURRED
---------------------------        -----------------------------------------------------           -------   -------   -------
Wachovia Bank & Trust Co.            Wachovia Short-Term Investment Fund -
                                        $37,989 principal amount, various interest rates           $37,989      --        --
Wachovia Bank & Trust Co.            Wachovia Short-Term Investment Fund -
                                        $31,457 principal amount, various interest rates              --     $31,457      --


                                                                                                          CURRENT
                                                                                                         VALUE ON    REALIZED
                                                                                                        TRANSACTION    GAIN
     PARTY INVOLVED                          DESCRIPTION OF ASSETS                                COST      DATE      (LOSS)
---------------------------        -----------------------------------------------------         -------   -------    -------
Wachovia Bank & Trust Co.            Wachovia Short-Term Investment Fund -
                                        $37,989 principal amount, various interest rates         $37,989   $37,989      --
Wachovia Bank & Trust Co.            Wachovia Short-Term Investment Fund -
                                        $31,457 principal amount, various interest rates         $31,457   $31,457      --




THERE WERE NO CATEGORY (I), (II), OR (IV) REPORTABLE TRANSACTIONS DURING 1996.



                                      -16-
                                       85

                      THE LIBERTY CORPORATION AND ADOPTING

                      RELATED EMPLOYERS' 401(K) THRIFT PLAN

                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                     THAT WERE BOTH ACQUIRED AND DISPOSED OF
                    WITHIN PLAN YEAR ENDED DECEMBER 31, 1996

                    (IN $000'S, EXCEPT NUMBER OF SHARES DATA)


IDENTITY OF ISSUE, BORROWER, LESSOR, OR        PRINCIPAL AMOUNT OF BONDS & NOTES        PURCHASE          SALES
             SIMILAR PARTY                             Number of Shares                  Price           Proceeds
------------------------------------------------------------------------------------------------------------------
Sears Cr. Account Tr.                               Maturity Date: 9/15/96              $1,014            $1,000
                                                    Rate of Interest: 7.75%
                                                    Maturity value: $1,000

Signet Credit Card Master Tr.                       Maturity Date: 12/15/00                997             1,000
                                                    Rate of Interest: 4.85%
                                                    Maturity value: $1,000

Bay Networks, Inc.                                        7,600 Shares                     210               203

Cirrus Logic Inc.                                         8,000                            147               166

Ericcson LM Tel Co.                                      11,500                            264               296

LSI Logic Corp.                                          10,200                            330               218

Lilly Eli & Co.                                           2,600                            169               153

Netcon On line Communications                             2,600                             75                60

Quantum Corporation                                       7,600                             81                58

Sun Co. Inc.                                              5,800                            171               132

Sun Microsystems Inc.                                     8,800                            453               551

Tosco Corporation                                         3,400                            160               171

Aetna Inc.                                               12,000                            825               752

American Portable Telecom Inc.                             ,400                             94                54

Cabletron Sys Inc.                                        2,800                            188               190

DSC Communications Corp.                                  3,500                             87               101

Motorola Inc.                                             7,000                            423               403

Nokia Corp.                                               9,000                            316               375

Pacific America Money CTR Inc.                           10,000                            100               122

Allied Signal Inc.                                          500                             31                34

American Express Co.                                      3,300                            148               175

BankAmerica Corp.                                         1,800                            145               179

Gateway 2000 Inc.                                         2,500                            123               132

Hercules Inc.                                             1,800                             92                85

National Processing Inc.                                 10,000                            165               190

NationsBank Corp.                                         3,500                            301               325

Oracle Corporation                                        5,000                            181               181

Qualcomm Inc.                                             4,900                            203               218

U.S. Robotics Holding Corp.                               2,400                            131               159

America Online Inc. Del                                   5,700                            171               144

Gap Inc.                                                  4,000                            115               119

Shiva Corp.                                               2,500                            115               115

3 Com                                                     3,800                            282               290

Intel Corp.                                               2,000                            167               126

Merck & Co. Inc.                                          6,800                            445               412

Chase Manhatten Corp. New                                 1,000                             69                84

Dell Computer Corp.                                       1,600                             67                76

Cisco Sys. Inc.                                           4,100                            143               249

Silicon Graphics Inc.                                     4,000                             91               105

Ascend Communications Inc.                                3,600                            192               224

Aetna Life & Casualty Company                            10,000                            709               709

Allegiance Corporation                                    3,000                             40                54

Stratacom Inc.                                            5,000                            172               172







                                      -17-
                                       86